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                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 1998 appearing on page F-1 of the Company's Annual Report on Form 10-K (File No. 0-20815), for the year ended December 31, 1997.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 2, 1998